Exhibit 99.1

FOR IMMEDIATE RELEASE

MISCOR Group Names Richard Tamborski
Executive Vice President and Chief Operating Officer

SOUTH BEND, Ind., Dec. 20, 2007– Industrial services provider MISCOR Group, Ltd. (OTC BB: MCGL) today announced it has named Richard Tamborski Executive Vice President and Chief Operating Officer of MISCOR.  Tamborski, who currently serves as a director of MISCOR  is an industry veteran and adds deep operations and management experience.  He will assume his new position effective Jan. 14, 2008.

MISCOR (www.miscor.com) said Tamborski will oversee all operational aspects of MISCOR’s subsidiaries.  Tamborski currently serves as Vice President of Operations for Alstom Transports Train Life Services in the United States and Canada, which provides a variety of state-of-the-art infrastructure, repair and remanufacturing, and locomotive maintenance services for the rail industry.  Alstom Train Life Services is a division of Alstom, a Paris, France-based global power and transportation manufacturer.

“As we continue to grow, adding new products and services throughout an expanding geographic service area, it’s critical to have someone of Rich’s caliber joining our management team,” said John Martell, President and CEO of MISCOR.  “His global operations background and extensive knowledge of our Company provides us the opportunity to enhance the efficiency of our operations as we continue to grow into a national service provider of choice for the industrial markets.”

Prior to serving with Alstom, Tamborski was Vice President of Global Sourcing and Logistics for Wabtec Corp., a Wilmerding, Penn.-based supplier of components and services to the rail and transit industries.

Tamborski remarked: “I’ve been a part of MISCOR’s development into a market leader, and look forward to getting more directly involved in the day-to-day operations of such a fast growing company.  With our management team’s focus on continued growth, coupled with my familiarity with the markets served and the Company itself, we have an excellent opportunity to solidify our place as a national industrial services leader.”

MISCOR noted that Tamborski will continue to serve as a director of the Company.

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About MISCOR
South Bend, Ind.-based MISCOR Group, Ltd. (OTC BB: MCGL) provides electrical and mechanical solutions to industrial, commercial and institutional customers through two segments: RRM (repair, remanufacturing and manufacturing) segment, which provides maintenance and repair services for industrial motors, generators and lifting magnets, and diesel engine component  manufacturing, remanufacturing and repair services; and CES (construction and engineering services) segment, which provides a wide range of electrical and mechanical contracting services and engineering and repair services for electrical power distribution systems. MISCOR was ranked on the Inc. 500 in 2004 and 2005 and has grown to more than 600 employees in 14 locations nationwide.

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  These forward-looking statements involve certain risks and uncertainties that ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements.  For further discussion of risks and uncertainties, individuals should refer to the Company's SEC filings. MISCOR Group, Ltd. undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

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CONTACT:
Rich Mullin, CFO	Jeff Lambert, Patrick Kane
MISCOR Group, Ltd.	Lambert, Edwards & Associates, Inc.
(574) 234-8131	(616) 233-0500 pkane@lambert-edwards.com